Exhibit 99.1

GD Culture Enters into Share Exchange Agreement to Acquire Pallas Capital’s Assets, Including 7,500 Bitcoin, for 39,189,344 Shares

NEW YORK, September 16, 2025 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), today announced that on September 10, 2025, it entered into a share exchange agreement (the “Agreement”) to acquire 100% of the issued and outstanding ordinary shares of Pallas Capital Holding Ltd. (“Pallas Capital”), a British Virgin Islands registered company. Upon closing, the Company will issue 39,189,344 shares of common stock and acquire all of Pallas Capital’s assets, including 7,500 Bitcoin (BTC), free and clear of any encumbrances.

In accordance with the Nevada Revised Statutes, as amended, the Company has obtained the majority shareholder approval for the share issuance required under Nasdaq Listing Rule 5635(d). The consummation of the acquisition will be a strategic leap forward in GDC’s execution of its crypto asset treasury strategy through the establishment of substantial long-term Bitcoin reserves. Through this transaction, GDC aims to strengthen its reserve portfolio and establish a stronger presence in the expanding decentralized finance (DeFi) ecosystem.

Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company, commented, “The acquisition of Pallas Capital marks a significant advancement in GDC’s digital asset treasury strategy. It directly supports our initiative to build a strong and diversified crypto asset reserve by acquiring scalable, high-value digital assets. By acquiring Pallas Capital and its 7,500 Bitcoin through this transaction, we are positioning GDC to capitalize on Bitcoin’s growing role as a store of value and institutional reserve asset. When we integrate these assets, we are building the reserves necessary to execute on our digital asset strategy with both stability and growth potential. Looking ahead, we are confident that this acquisition will deliver meaningful value to our shareholders as we continue to execute our vision of becoming an established player in the digital asset ecosystem.”

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”) and Shanghai Xianzhui Technology Co., Ltd. The Company plans to enter into the livestreaming market with a focus on e-commerce through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology and live-streaming e-commerce business. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

For more information, please contact:

GD Culture Group Limited

Investor Relations Department

Email: ir@gdculturegroup.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com